UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2024

Equillium, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38692	82-1554746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa Suite 105 La Jolla, California		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 412-5302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On February 23, 2024, Equillium, Inc. (the “Company”) filed the Prospectus Supplement (as defined below) with the Securities and Exchange Commission (“SEC”). The Company included the following disclosure in the Prospectus Supplement:

“Based upon preliminary estimates and information available to us as of the date of this prospectus supplement, we expect to report that we had approximately $40.9 million of cash, cash equivalents and short-term investments as of December 31, 2023.”

The Company’s actual financial statements as of and for the year ended December 31, 2023 are not yet available. The actual amounts that the Company reports will be subject to the Company’s financial closing procedures and any final adjustments that may be made prior to the time its financial results for the year ended December 31, 2023 are finalized and filed with the SEC. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. This estimate should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States and it is not necessarily indicative of the results to be achieved in any future period.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On February 23, 2024, the Company filed a prospectus supplement (the “Prospectus Supplement”) with the SEC for the offer and sale of shares of its common stock, par value $0.0001 per share, having an aggregate offering price of up to $21,950,000 (the “Shares”), pursuant to that certain Open Market Sale AgreementSM, dated October 5, 2023, with Jefferies LLC (“Sales Agreement”). The Prospectus Supplement amends and supplements the information in the prospectus supplement, dated October 5, 2023 (the “Prior Prospectus Supplement”), relating to the offer and sale of up to $6,340,000 of shares of the Company’s common stock pursuant to the Sales Agreement, filed with the SEC as a supplement to the Company’s Registration Statement on Form S-3 (File No. 333-269153). The Prospectus Supplement should be read in conjunction with the Prior Prospectus Supplement and the accompanying prospectus thereto, and is qualified by reference thereto, except to the extent that the information therein amends or supersedes the information contained in the Prior Prospectus Supplement and the accompanying prospectus. The Prospectus Supplement is not complete without and may only be delivered or utilized in connection with, the Prior Prospectus Supplement and accompanying prospectus and any future amendments or supplements thereto. The Company has not sold any shares of its common stock under the Sales Agreement. A copy of the opinion of Cooley LLP relating to the validity of the Shares is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this report that are not historical facts may be considered “forward-looking statements,” including, but not limited to, statements regarding the Company’s preliminary unaudited cash, cash equivalents and short-term investments as of December 31, 2023. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology. Forward-looking statements are based on current expectations of management and upon what management believes to be reasonable assumptions based on information currently available to it, and are subject to risks and uncertainties. Such risks and uncertainties may cause actual results to differ materially from the expectations set forth in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks related to preliminary financial results, including the risks that the preliminary financial results reported herein reflect information available to the Company only at this time and may differ from actual results, including in connection with the Company’s completion of financial closing procedures, risks and uncertainties associated with the Company’s business and finances in general, as well as other risks detailed in the Company’s recent filings on Forms 10-K and 10-Q with SEC. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equillium, Inc.

Dated: February 23, 2024	By:	/s/ Jason A. Keyes
Jason A. Keyes
Chief Financial Officer